EXHIBIT 5


                                  June 25, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

         Re:      Direct Insite Corp.
                  Registration Statement on Form S-8
Gentlemen:

     Reference is made to the filing by Direct Insite Corp. (the "Corporation") of a Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 5,496,667 shares of the Corporation's common stock, $.0001 par value per share pursuant to the following Stock Issuance/Stock Option Plans (the "Plans"):

                      2000 Stock Option/Stock Issuance Plan
                      2001 Stock Option/Stock Issuance Plan
                      2001-A Stock Option/Stock Issuance Plan
                      2002 Stock Option/Stock Issuance Plan
                      2002-A Stock Option/Stock Issuance Plan
                      2003 Stock Option/Stock Issuance Plan
                      2003-A Stock Option/Stock Issuance Plan
                      2004 Stock Option/Stock Issuance Plan

     As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, its corporate minutes, the form of its Common Stock certificate, the Plans and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

2. The shares of the Corporation's common stock, when issued pursuant to the terms of Plans, will be validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Beckman, Lieberman & Barandes, LLP
                                    BECKMAN, LIEBERMAN
                                    & BARANDES, LLP